UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2004

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company cannot give assurance that the results will be attained.

Item 5. Other Events and Required FD Disclosure.

The following information is furnished pursuant to Item 5.

CanArgo Energy Corporation (OSE: CNR; AMEX: CNR)announced on July 12, 2004 that it closed the offering period for its global public offering of up to 75,000,000 of its common shares at 22:00 CET on Friday July 9, 2004. Pricing of the offering is anticipated to take place at or shortly after the Registration Statement on Form S-3 originally filed on May 19, 2004 (Reg. No. 333-115645) becoming effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. Nothing herein or in the Press Release issued by the Company shall constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of the Press Release is attached hereto as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not Applicable
(b) Not Applicable
(c) Exhibits

99.1 Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated July 12, 2004.

Item 9. Regulation FD Disclosure.

Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated July 12, 2004. The Press Release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: July 13, 2004	By:	/s/ Liz Landles
Liz Landles, Corporate Secretary